News Release
Contact: Paul Goodson, Associate Vice President of Investor Relations
866.475.0317 x2271
investorrelations@bridgepointeducation.com

Bridgepoint Education Reports First Quarter 2015 Results
SAN DIEGO (May 5, 2015) - Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, announced today its results for the three months ended March 31, 2015.

Highlights for the first quarter ended March 31, 2015, are as follows:

•	Total student enrollment at period end was 55,322.

•	Revenue was $142.5 million compared with revenue of $157.3 million for the same period in 2014.

•	Operating loss was $1.2 million compared with an operating loss of $7.9 million for the same period in 2014.

•	Net loss was $0.4 million compared with a net loss $4.3 million for the same period in 2014.

•	Fully diluted loss per share was $0.01 compared with fully diluted loss per share of $0.10 for the same period in 2014.

Student Enrollment
Total student enrollment at Bridgepoint Education's academic institutions, Ashford University and University of the Rockies, was 55,322 students at March 31, 2015, compared with 64,495 students at March 31, 2014.
For the first quarter of 2015, the 12-month retention for all Ashford students who were active on the last day of the first quarter of 2014 was 63.9%.  For the first quarter of 2014, the 12-month retention for all Ashford students who were active on the last day of the first quarter of 2013 was 64.6%.
Financial Results
Revenue for the first quarter of 2015 was $142.5 million, compared with revenue of $157.3 million for the same period in 2014.
Operating loss for the first quarter of 2015 was $1.2 million compared with an operating loss of $7.9 million for the same period in 2014.
Net loss for the first quarter of 2015 was $0.4 million compared with a net loss of $4.3 million for the same period in 2014.
Fully diluted loss per share for the first quarter of 2015 was $0.01 compared with fully diluted loss per share of $0.10 for the same period in 2014.
The Company recognized an income tax benefit for the first quarter of 2015 at an effective tax rate of 27.4%.
Balance Sheet and Cash Flow
As of March 31, 2015, the Company had cash, restricted cash, cash equivalents and marketable securities of $355.3 million, compared with $356.5 million as of December 31, 2014.

The Company generated $7.4 million of cash from operating activities during the three months ended March 31, 2015, compared with $16.5 million of cash used in operating activities during the same period in 2014.
Earnings Conference Call and Webcast
Bridgepoint Education will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States / Canada is 866-859-7412, and for other callers, 832-900-4623. The access code for all callers is 37807845. A live webcast will also be available on the Company's website at http://ir.bridgepointeducation.com.
A replay of the call will be available via telephone through June 5, 2015. To access the replay, dial 855-859-2056 in the United States / Canada and for other callers, 404-537-3406; then enter the access code 37807845.
About Bridgepoint Education
Bridgepoint Education, Inc. (NYSE:BPI) harnesses the latest technology to reimagine the modern student experience. Bridgepoint owns two academic institutions - Ashford University and University of the Rockies. Ashford University offers associate's, bachelor's and master's degree programs while University of the Rockies offers master’s and doctoral degree programs. Both provide progressive online platforms as well as campuses in Iowa and Colorado. Bridgepoint stands for greater access, social learning, and exposure to leading minds.
For more information, visit http://ir.bridgepointeducation.com/investor-relations/ or www.facebook.com/BridgepointEducation, or call Paul Goodson, Associate Vice President of Investor Relations, at (866) 475-0317 x2271.
Forward-Looking Statements
This news release may contain forward-looking statements, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company's 2015 outlook. These statements are subject to risks and uncertainties that could cause the Company's actual performance or results to differ materially from those expressed in or suggested by such statements. Such risks and uncertainties include, without limitation:

•
the failure to comply with the extensive regulatory framework applicable to the Company and its institutions, including Title IV of the Higher Education Act of 1965, as amended, and its regulations, state laws, regulatory requirements, and accrediting agency requirements;

•	adverse administrative, economic, legislative or regulatory changes affecting the Company and its institutions;

•	the imposition of fines or other corrective measures against the Company's institutions;

•	competition in the postsecondary education market and its potential impact on the Company's market share, recruiting costs and tuition rates;

•	reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions; and

•	the inability to recruit and retain students or develop new or expanded programs in a timely and cost-effective manner.
Additional information on factors that could affect the Company's performance or results is included from time to time in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's periodic reports filed with the Securities and Exchange Commission (the “SEC”), including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 10, 2015, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, to be filed with the SEC.
You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management's good faith beliefs and assumptions regarding future events based on information available at the time the statements are made. Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue	$142,518	$157,270
Costs and expenses:
Instructional costs and services	75,049	83,081
Admissions advisory and marketing	52,347	65,778
General and administrative	16,322	16,269
Total costs and expenses	143,718	165,128
Operating loss	(1,200)	(7,858)
Other income, net	689	367
Loss before income taxes	(511)	(7,491)
Income tax benefit	(140)	(3,161)
Net loss	$(371)	$(4,330)
Earnings (loss) per share:
Basic	$(0.01)	$(0.10)
Diluted	(0.01)	(0.10)
Weighted average number of common shares outstanding used in computing earnings per share:
Basic	45,428	44,897
Diluted	45,428	44,897

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$241,277	$207,003
Restricted cash	20,206	25,934
Investments	12,177	12,051
Accounts receivable, net	30,918	21,274
Student loans receivable, net	859	1,003
Deferred income taxes	21,295	21,301
Prepaid expenses and other current assets	22,321	22,818
Total current assets	349,053	311,384
Property and equipment, net	75,728	78,219
Investments	81,593	111,557
Student loans receivable, net	9,146	9,510
Goodwill and intangibles, net	23,901	24,775
Deferred income taxes	20,043	20,175
Other long-term assets	2,661	2,475
Total assets	$562,125	$558,095
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,894	$1,013
Accrued liabilities	55,986	51,403
Deferred revenue and student deposits	102,688	108,048
Total current liabilities	165,568	160,464
Rent liability	20,275	22,098
Other long-term liabilities	9,728	9,652
Total liabilities	195,571	192,214
Total stockholders' equity	366,554	365,881
Total liabilities and stockholders' equity	$562,125	$558,095

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(371)	$(4,330)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for bad debts	8,396	7,560
Depreciation and amortization	5,345	6,029
Amortization of premium/discount	19	(19)
Stock-based compensation	2,245	1,893
Excess tax benefit of option exercises	(231)	(793)
Loss on impairment of student loans receivable	359	265
Net loss on marketable securities	34	—
Loss on disposal of fixed assets	163	80
Changes in operating assets and liabilities:
Restricted cash	5,716	8,208
Accounts receivable	(17,931)	(14,092)
Prepaid expenses and other current assets	360	(6,297)
Student loans receivable	260	198
Other long-term assets	(185)	(240)
Accounts payable and accrued liabilities	10,270	9,526
Deferred revenue and student deposits	(5,313)	(24,084)
Other liabilities	(1,748)	(403)
Net cash provided by (used in) operating activities	7,388	(16,499)
Cash flows from investing activities
Capital expenditures	(1,626)	(3,054)
Purchases of investments	(142)	(23,111)
Non-operating restricted cash	12	—
Capitalized costs for intangible assets	(592)	(1,121)
Sales and maturities of investments	30,101	20,000
Net cash provided by (used in) investing activities	27,753	(7,286)
Cash flows from financing activities
Proceeds from exercise of stock options	127	2,361
Excess tax benefit of option exercises	231	793
Tax withholdings on issuance of stock awards	(1,225)	(1,204)
Net cash provided by (used in) financing activities	(867)	1,950
Net increase (decrease) in cash and cash equivalents	34,274	(21,835)
Cash and cash equivalents at beginning of period	207,003	212,526
Cash and cash equivalents at end of period	$241,277	$190,691